SUBSTITUTE POWER OF ATTORNEY



       Pursuant to a written Limited Power of Attorney for Section 16 Reporting Obligations granted by each of the following individuals on the dates indicated below next to such individuals name, collectively the Powers of Attorney, copies of which were previously filed with the securities and exchange commission, the undersigned has been constituted and appointed true and lawful attorney in fact and agent, with full powers of substitution and revocation, to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted in such Powers of Attorney:

      Richard M. Beyer
      James A. Champy
      Samuel H. Fuller
      John C. Hodgson
      Yves-Andre Istel
      Robert R. Marshall
      William Matson
      Robert McAdam
      Richard Meaney
      Neil Novich
      Vincent T. Roche
      F. Grant Saviers
      Margaret K. Seif
      Kenton J. Sicchitano
      Ray Stata
      Lisa T. Su
      Thomas Wessel
      Eileen M. Wynne
      David A. Zinsner

        The undersigned, pursuant to the powers granted in the Powers of Attorney, hereby constitutes and appoints Cynthia M. McMakin as substitute to the undersigned attorney in fact, with full power and authority to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted to the undersigned in the Powers of Attorney. For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned in the Powers of Attorney.

       This Substitute Power of Attorney shall remain in full force and effect with respect to each individual listed above, until the underlying
Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 7th day of October, 2014.


  Margaret K. Seif
Signature


  Margaret K. Seif
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